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                                                                    EXHIBIT 11.1

                                  OLYMPIC FINANCIAL LTD.
                            COMPUTATION OF EARNINGS PER SHARE
                                  (DOLLARS IN THOUSANDS)

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                                                                     THREE MONTHS ENDED     NINE MONTHS ENDED
                                                                       SEPTEMBER 30,           SEPTEMBER 30,
                                                               --------------------------  ----------------------
PRIMARY:                                                           1996           1995        1996       1995
                                                               ------------   -----------  -----------  -----------
Income before extraordinary item and preferred dividends.....   $    17,157   $     9,010  $    42,950  $    19,088
Less preferred dividends.....................................          (345)         (554)      (1,152)      (1,677)
                                                               ------------   -----------  -----------  -----------
Net income before extraordinary item applicable to common
  stock......................................................        16,812         8,456       41,798       17,411
Less extraordinary item......................................          ----          ----         ----       (3,856)
                                                               ------------   -----------  -----------  -----------
  Net income applicable to common stock......................   $    16,812   $     8,456  $    41,798  $    13,555
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

Weighted average number of commons shares outstanding            33,478,304    20,347,535   29,231,401   15,850,651
Net effect of assumed exercise of stock options and warrants      2,417,845     4,180,584    2,332,818    3,631,010
                                                               ------------   -----------  -----------  -----------
  Weighted average primary shares............................    35,896,149    24,528,119   31,564,219   19,481,661
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

Net income per common share before extraordinary item........   $      0.47   $      0.34  $      1.32  $      0.89
Extraordinary item per common share..........................          ----          ----         ----        (0.19)
                                                               ------------   -----------  -----------  -----------
  Net income per common share................................   $      0.47   $      0.34  $      1.32  $      0.70
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

FULLY DILUTED:
Income before extraordinary item and preferred dividends.....   $    17,157   $     9,010  $    42,950  $    19,088
Less extraordinary item......................................          ----          ----         ----       (3,856)
                                                               ------------   -----------  -----------  -----------
  Net income as adjusted.....................................   $    17,157   $     9,010  $    42,950  $    15,232
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

Weighted average number of common shares outstanding.........    33,478,304    20,347,535   29,231,401   15,850,651
Net effect of assumed exercise of stock options and warrants      2,618,135     4,890,703    2,852,736    4,870,497
Net effect of assumed conversion of 8% Cumulative Convertible
  Exchangeable Preferred stock...............................     3,327,007     5,167,827    3,767,796    5,167,827
                                                               ------------   -----------  -----------  -----------
  Weighted average fully diluted shares......................    39,423,446    30,406,065   35,851,933   25,888,975
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

Net income per share before extraordinary item...............   $      0.44   $      0.30  $      1.20  $      0.74
Extraordinary item per share.................................          ----          ----         ----        (0.15)
                                                               ------------   -----------  -----------  -----------
  Net income per share.......................................   $      0.44   $      0.30  $      1.20  $      0.59
                                                               ------------   -----------  -----------  -----------
                                                               ------------   -----------  -----------  -----------

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